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                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of
Forest Oil Corporation - Retirement Savings Plan of Forest Oil Corporation,
(ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation - 1992 Stock Option Plan of Forest Oil Corporation, and (iii) the Registration Statements (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation - Common Stock issuable to Richard Dorn and resales thereof, of our report dated February 11, 1997 relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Forest Oil Corporation.

Our report on the consolidated financial statements refers to a change in the method of accounting for oil and gas sales from the sales method to the entitlements method effective January 1, 1994.

                                        KPMG PEAT MARWICK LLP


Denver, Colorado
March 27, 1997